                              EMPLOYMENT AGREEMENT

                                 by and between

                                PREDICT IT, INC.

                                       and

                                ANDREW P. MERKATZ

                  THIS EMPLOYMENT AGREEMENT this ("Agreement"), effective as of May 19, 1999, is entered into by and between Andrew P. Merkatz ("Employee") and Predict It, Inc., a Delaware corporation (the "Company"). This Employment Agreement, the Non-Competition Agreement (defined below), and the Non-Disclosure and Developments Agreement (defined below) are herein collectively referred to as this "Agreement."

                  WHEREAS, the Company desires to establish its right to the services of Employee in the capacity described below, on the terms and conditions, and subject to the rights of termination hereinafter set forth, and Employee is willing to accept such employment on such terms and conditions;

                  NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and intending to be legally bound hereby, Employee and the Company have agreed and do hereby agree as follows:

                  1. Duties. The Company does hereby employ, engage and hire the Employee as President of the Company and the Employee does hereby accept and agree to such hiring, engagement and employment. Employee agrees to perform any and all duties and to assume any and all responsibilities that may be reasonably assigned to him from time to time by the Board of Directors of the Company. During the Employment Term (as hereinafter defined) and as long as the Company shall not be in default of a material obligation, excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee will devote his full time (at least 40 hours per week), energy and skill to the performance of his duties for the Company and for the benefit of the Company. Furthermore, the Employee will exercise his due diligence and care in the performance of his duties to the Company under this Agreement.

                  2. Compensation.

                           (a) Base Salary. During the Employment Term, the
Company shall pay Employee, and Employee agrees to accept from the Company, in full payment for his services and promises to the Company (specifically including the promises set forth in (i) the Non-Competition Agreement, attached hereto as Exhibit A and by this reference incorporated herein in its entirety (the "Non-Competition Agreement"), and (ii) the Non-Disclosure and Developments Agreement, attached hereto as Exhibit B and by this reference incorporated herein in its entirety (the "Non-Disclosure and Developments Agreement")) a base salary (the "Base Salary") at a rate of One Hundred Forty Thousand Dollars ($140,000) per year, payable not less than once per month in accordance with the Company's payroll practices. The Base Salary will be subject to review by management and any merit increases will be subject to Company policy.

                           (b) Bonus Plan Participation. In addition to his base
salary, Employee shall also be eligible to receive annual bonus compensation at the sole discretion of the Compensation Committee of the Board of Directors of the Company.

                  3. Benefits. Employee shall be entitled to participate in any benefit programs adopted from time to time by the Company for the benefit of its employees commensurate with Employee's position and Employee shall receive such other benefits as may be granted to him from time to time by the Company's Board of Directors.

                  4. Vacation. Employee is entitled to fifteen (15) days paid vacation or sick leave per year after six (6) months of employment, with any such vacation to be scheduled and taken in accordance with the Company's standard vacation policies.

                  5. Options.

                           (a) Employee shall receive, upon execution hereof
(the "Execution Date"), five year options to purchase 537,198 shares of Common Stock of the Company, which shall represent 5% of the total outstanding capital stock of the Company on a fully-diluted basis as of the date of such grant, after giving effect to the grant of such options (the "5% Options"). The 5% Options shall vest in six equal portions over three years as follows: the first two portions (for a total of one-third of the 5% Options) shall vest one year following the Execution Date, and one portion (one-sixth of the 5% Options) shall vest every six months thereafter. The 5% Options shall have an exercise price of $2.00 per share and shall include a provision for a cashless exercise. The 5% Options shall be considered, at the Company's option, to be part of the Company's Stock Option Plan in the event that such a plan is approved by the Company's Board of Directors and Shareholders, and to the extent possible, shall be considered as incentive stock options.

                           (b) (i) If at any time commencing on the Execution
Date and ending two years following the Execution Date, the Company has issued any additional shares of its Common Stock or has issued any securities convertible into its Common Stock, in connection with an acquisition of assets or securities or other similar corporate transaction (each, a "Transaction"), then, as of the close of business on the day of the closing of such Transaction, the Company shall issue to Employee additional options (which shall expire on the fifth anniversary of the Execution Date) to purchase such number of additional shares of Common Stock as shall be necessary so that all options issued to Employee pursuant to Section 5(a) and this Section 5(b) (including any shares issued upon exercise of any such options) shall then equal an equity holding in the Company of 5% of the then outstanding capital stock of the Company on a fully-diluted basis, after giving effect to the issuance of such options.

                                    (ii) If during any three month period
commencing on the Execution Date and ending two years following the Execution Date, the Company has issued any securities convertible into its Common Stock to an employee, director, consultant, or advisor, whether under any option plan or otherwise, then, as of the close of business on the last day of each three month period, the Company shall issue to Employee additional options (which shall expire on the fifth anniversary of the Execution Date) to purchase such number of additional shares of Common Stock as shall be necessary so that all options issued to Employee pursuant to Section 5(a) and this Section 5(b) (including any shares issued upon exercise of any such options) shall then equal an equity holding in the Company of 5% of the then outstanding capital stock of the Company on a fully-diluted basis, after giving effect to the issuance of such options (referred to collectively herein with the options granted to Employee pursuant to Section 5(b)(i), the "Anti-Dilution Options").

                                    (iii) The Anti-Dilution Options shall vest
in accordance and along with the 5% Options as if they had been granted (for vesting purposes only) at the same time as the 5% Options. Any Anti-Dilution Options shall be similar in form to the options granted pursuant to Section 5(a) above and shall have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

                           (c) In addition, on the Execution Date, Employee
shall be granted five year options to purchase 2% of the outstanding Common Stock of the Company on a fully-diluted basis as of the date of such grant, without giving effect to the issuance of such options (the "Performance Options"). The Performance Options shall vest in accordance with the performance-based goals set forth below. The Performance Options shall be similar in form to the options granted pursuant to Section 5(a) above and shall have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The Performance Options shall not be subject to the anti-dilution protection set forth is Section 5(b) above.

                  The performance based goals are as follows:

                           (i) 50% of the Performance Options shall vest on May
1, 2000 if the number of registered users of the Company exceeds 312,500 by such date and the page views of the Company for April 2000 exceeds 25,000,000.

                           (ii) The remaining 50% of the Performance Options
shall vest on May 1, 2001 if the number of registered users of the Company exceeds 937,500 by such date and the page views of the Company for April 2001 exceeds 85,714,275.

                           (iii) In the event that the performance based goals
for the May 1, 2000 vesting are not met by such date, then if by May 1, 2001, the number of registered users of the Company exceeds 1,125,000 and the page views of the Company for April 2001 exceed 102,857,130, then all of the Performance Options shall vest as of May 1, 2001.

                           (d) Notwithstanding the foregoing, the 5% Options,
the Anti-Dilution Options, and to the extent not previously forfeited, the Performance Options, in each case to the extent not then vested, shall vest immediately as of the close of business on the day immediately prior to the occurrence of a sale of all or substantially all of the Company's outstanding securities or assets (a "Corporate Sale"). In addition, in the event that an entity who does not presently hold more than 50% of the outstanding securities of the Company gains control of more than 50% of the outstanding securities of the Company, and Employee's employment hereunder is terminated within one year of such change of control, then the 5% Options, the Anti-Dilution Options, and to the extent not previously forfeited, the Performance Options, in each case to the extent not then vested, shall vest immediately as of the close of business on the day immediately prior to the occurrence of such change of control (a "50% Control Event" and collectively with a Corporate Sale, a "Change of Control Event").

                           (e) Notwithstanding anything contained herein to the
contrary, the Company shall file and have declared effective a registration statement on Form S-8 covering the shares of Common Stock underlying all of the options granted hereunder (the "Underlying Shares") as soon as practicable after such time as it is eligible for filing a registration statement on such form; provided, that such registration statement may cover a stock option plan or other employee benefit plan which includes such options.

                           (f) Commencing on the date in which the Company files
its next registration statement registering shares of its Common Stock, whether for its own account or for the account of others, and ending on the earlier date of (i) Employee has sold all of the Underlying Shares and (ii) Employee is able to sell all of the remaining Underlying Shares pursuant to Rule 144 of the Securities Act of 1933, as amended, at one time, the Company shall notify Employee at least ten (10) days prior to the time that it intends to register shares of its Common Stock for sale (other than pursuant to a Registration Statement on Forms S-4 or S-8), and Employee shall have ten (10) days from the date of such notice to inform the Company that it wishes to have some or all of its Underlying Shares included in such Registration Statement. If such registration of shares is to be made pursuant to an underwritten registration statement, the number of Underlying Shares which Employee wishes to register shall be subject to a pro-rata reduction (when compared to other shareholders of the Company who are selling pursuant to similar rights) at the option of the underwriter. No notice delivered pursuant to this section shall obligate the Company to complete any proposed registration.

                  6. Business Expenses. The Company will reimburse Employee for any and all necessary, customary, and usual expenses, properly receipted in accordance with Company policies, incurred by Employee in performing his duties hereunder.

                  7. Employment Period. The Company shall employ the Employee for the duties as set forth in Section 1 for a three (3) year period commencing as of the date hereof (the "Employment Term"), unless sooner terminated in accordance with the provisions of this Employment Agreement.

                  8. Representation and Warranty of Employee. Employee represents and warrants to the Company that Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder.

                  9. Termination of Employment.

                           (a) Notwithstanding anything to the contrary herein
contained, on or after the date hereof and prior to the end of the Employment Term, the Company or the Employee, as the case may be, shall have the right to terminate Employee's services under this Agreement.

Termination of Employee's employment shall be deemed termination for "cause" if on account of: (i) Employee's voluntary resignation (other than as a result of Employee's death or disability, or for the reasons set forth in subparagraphs
(x) and (y)); (ii) the failure by Employee to materially perform his duties and obligations under this Agreement; (iii) refusal by Employee to implement, or adhere to, reasonable policies or directives of the Board of Directors; (iv) Employee is convicted of or pleads guilty to a felony crime; (v) conduct by Employee which is in material violation of Employee's common law duty of loyalty to the Company; (vi) Employee commits any act of fraud against the Company or Employee engages in fraudulent conduct in connection with the business affairs of the Company; (vii) conduct by Employee which is in material violation of any provision of this Agreement; (viii) Employee is in breach of a representation or warranty under this Agreement which breach is not cured within ten (10) business days from receipt of written notice of such breach from the Company; and (ix) Employee commits any act or omits to take any action in bad faith and to the detriment of the Company. For the purposes of subsection (viii) above with respect to non-competition agreements, only in the event that there is a judicial determination or an arbitration ruling that Employee has violated any non-competition agreement, or an injunction is placed on Employee's employment hereunder, such determination, ruling, or injunction shall be considered a breach of Employee's representation and warranty made hereunder. Cessation of the employment relationship between Employee and the Company by reason of Employee's death or permanent disability, or Employee's resignation because of
(x) the assignment to him of duties materially inconsistent with respect to his position as contemplated by this Agreement, or (y) any material failure by the Company to comply with the provisions of this Agreement, shall be deemed termination without "cause."

                           (b) Termination because of Disabilities. Employee
shall be considered to be "disabled" for purposes of this Section 9 if Employee is unable to perform his customary duties under this Agreement, with or without reasonable accommodation, for a continuous period of two (2) months because of physical or mental impairment, in which event this Agreement shall terminate in accordance with the provisions of Section 9(d) hereof.

                           (c) Termination because of Death. In the event that
Employee shall die, then this Agreement shall terminate on the date of Employee's death, and no further compensation shall be payable to Employee, except as may otherwise be provided in Section 5(d) hereof or under any insurance policy or similar instrument.

                           (d) Effect of Termination Without "Cause". If
Employee's employment is terminated without "cause," he shall be entitled to thirty (30) days advance written notice of the termination. Employee shall, in addition to salary earned during the notice period listed in the previous sentence, be entitled to receive the equivalent of Employee's salary for an additional six (6) months. Employee shall be entitled to any compensation actually earned and vested (including, but not limited to, vesting in accordance with the provisions of Section 5(d) above), but not paid, before the date of termination. Additional compensation (bonuses) shall not be deemed earned until the date when the particular target is reached or bonus triggering event occurs.

                           (e) Effect of Termination for "Cause". If Employee's
employment is terminated by the Company for "cause," the Company shall have the option to terminate Employee with or without notice and the right to give notice of termination of Employee's services hereunder as of a date to be specified in such notice and this Agreement shall terminate on the date so specified (the "Termination Date"). Employee shall be entitled to receive only his base salary at the rate provided in Section 2 through the Termination Date and Employee shall not be entitled to any other compensation or benefits not already earned and vested on the Termination Date.

                           (f) If Employee's employment is terminated by
Employee's voluntary resignation, Employee agrees to provide the Company with thirty (30) days' advance written notice of such termination.

                           (g) Nothing contained in this Section 9 shall be
deemed to limit any other right the Company or the Employee may have to terminate Employee's employment hereunder upon any ground permitted by law.

                  10. Indemnification. Employee shall be indemnified and held harmless by the Company to the fullest extent authorized under Delaware law for any claims, actions, suits, or proceedings (each, a "Proceeding") to which Employee is a party by reason of the fact that Employee is or was a director or officer of the Company; provided, however, that such indemnification shall not apply for any Proceedings which are based on grossly negligent actions or intentional misconduct of Employee.

                  11. Entire Agreement. This Agreement terminates and supercedes any and all prior agreements and understandings between the Company and the Employee (written, oral, or otherwise) with respect to employment or with respect to the compensation of Employee by the Company. No other representations, oral or written, have been made regarding the subject matter hereof, other than those explicitly provided herein. Employee acknowledges that he has not relied on any oral or written representations not explicitly contained herein in executing this Agreement.

                  12. Assignment. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of a merger or consolidation of the Company with any other entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties and obligations of the Company hereunder. In addition, the Company will require any purchaser of all, or substantially all, of its assets to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no sale of its assets had taken place.

                  13. Governing Law. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of New York, excluding only its conflicts of laws principles.

                  14. Amendments and Modifications. This Agreement may be modified only in writing executed by the Company and Employee.

                  15. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

                  16. Severability. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken. All portions of this Agreement which do not violate such statute or public policy continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms to give as much effect as possible to the intentions of the parties under this Agreement.

                  17. Notices. Any notice, consent, or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given three (3) days after the date sent if sent by United States certified mail, return receipt requested, with proper postage thereon, one (1) day after the date sent if sent by overnight courier of national recognition, or when transmitted, if sent by facsimile, and shall be addressed as follows:

         If to the Company:                      If to Employee:

         Predict It, Inc.                        Andrew P. Merkatz
         41 East 11th Street, 11th Floor         45 West 67th Street, Apt. 21B
         New York, New York 10003                New York, New York 10023
         Phone No:  (212) 331-1120               Phone No.: (212) 769-9146

         Facsimile No.: (212) 331-1128

or at such other address or addresses as the party addressed may from time to time designate.

                  18. Headings; Counterparts. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have set their signatures to this Employment Agreement as of the date first written above.

EMPLOYEE                                             PREDICT IT, INC.

________________________________            By: _______________________________
Andrew P. Merkatz                           Name:
                                            Title:

                                    EXHIBIT A

                            NON-COMPETITION AGREEMENT

                                  May __, 1999

Dear Employee:

                  In consideration and as a condition of your employment by Predict It, Inc., a Delaware corporation (the "Company"), you hereby covenant and agree with the Company as follows:

                  1. The term of this Agreement shall be for a period commencing on May__, 1999, the date of your initial employment on behalf of the Company, and ending twelve (12) months following the date on which your employment with the Company terminates for any reason, whether voluntarily or involuntarily.

                  2. During the period of your employment with the Company and during the term hereof, you will not, without the Company's prior written consent, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, solicit engagements with any business entity in the business of developing, marketing, distributing, or maintaining products or services competitive with the products or services being developed, marketed, distributed, planned, sold or otherwise provided by the Company at such time. The ownership by you of not more than three percent (3%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or on the NASDAQ Stock Market shall not be deemed, in and of itself, to violate the prohibitions of this paragraph.

                  3. During the term hereof, you will not, without the Company's prior written consent, directly or indirectly, employ, or knowingly permit (to the extent possible) any other company or business organization which employs you or is directly or indirectly controlled by you to employ, any person who is employed by the Company at any time during the term hereof, or in any manner seek to induce any such person to leave his or her employment with the Company.

                  4. During the term hereof, you will not, without the Company's prior written consent, solicit or do business with, directly or indirectly, any present or past customer of the Company, or any prospective customer of the Company with whom you have had contact, in connection with any business activity which would violate any other provision of this Agreement.

                  5. You hereby represent that, except as attached hereto or as you have disclosed in writing to the Company, you are not a party to, or bound by the terms of, any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of your employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.

You further represent that your performance of all the terms of this Agreement, and as an employee of the Company, does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by you in confidence or in trust prior to your employment with the Company, and you will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer, or others.

                  6. You agree that the breach of this Agreement by you may cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of your obligations hereunder.

                  7. You understand that this Agreement does not create an obligation on the Company or any other person or entity to continue your employment.

                  8. Any amendment to or modification of this Agreement, and any waiver of any provision hereof, shall be in writing, executed by both parties. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

                  9. You hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

                  10. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding only its conflicts of laws principles.

                  11. The term "Company" shall include Predict It, Inc. and any of its subsidiaries, subdivisions or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

                  12. The provisions of this Agreement will not be deemed to have been violated in the event you participate in, or become an employee of, any affiliate of the Company. The provisions of this Agreement will not be deemed to have been violated as a result of any actions taken by you within the authorized scope of your involvement with any such affiliate.

                  Please indicate your acceptance of the foregoing by signing and returning one copy to the undersigned.

                                            Very truly yours,

                                            PREDICT IT, INC.

                                            By:
                                                ----------------------------
                                            Name:
                                            Title:

AGREED TO AND ACCEPTED as of
the date first above written:

EMPLOYEE



-------------------------------
Andrew P. Merkatz

                                    EXHIBIT B

                    NON-DISCLOSURE AND DEVELOPMENTS AGREEMENT

                  In consideration and as a condition of my employment or continued employment by Predict It, Inc. (the "Company"), I hereby agree with the Company as follows:

                  1. I will not at any time, whether during or after the termination of my employment, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company which the Company considers to be proprietary and is able to be protected as a trade secret or confidential information under applicable law, or of any third party which the Company is under an obligation to keep confidential (including, but not limited to, trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, application codes, works of authorship, formulas, algorithms, customer lists, projects, plans and proposals), except as may be required in the ordinary course of performing my duties as an employee of the Company, and I shall keep secret all matters entrusted to me and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company or any third party. The foregoing will not be deemed to prevent my disclosure of information regarding the Company to the extent such disclosure is required by law or legal process. In the event I reasonably determine I have a legal obligation to disclose any information regarding the Company, I agree to immediately notify the Company in writing, and in any event notify the Company prior to making any such disclosure. I further agree to cooperate with the Company, at the Company's request and expense, to seek a protective order or other arrangement protecting the confidentiality of any information so disclosed.

                  Further, I agree that during my employment I shall not make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the immediately preceding paragraph otherwise than for the benefit of the Company. I further agree that I shall not, after the termination of my employment, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of my employment I shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

                  2. If at any time or times during my employment, I shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, application code, work of authorship, documentation, formula, algorithm, data, technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes (including but not limited to the Semiconductor Chip Protection Act) or subject to analogous protection) (herein called "Developments") that (a) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured or sold by the Company or (b) results from tasks assigned to me by the Company, such Developments and the benefits thereof are and shall immediately become the sole and exclusive property of the Company and its assigns, as works made for hire or otherwise, and I shall promptly disclose to the Company (or any persons designated by it) each such Development and, as may be necessary to ensure the Company's ownership of such Developments, I hereby assign any rights (including, but not limited to, any copyrights and trademarks) I may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company.

                  I understand and am hereby notified that local law may, if applicable, limit or render inapplicable the preceding provisions in situations where the Company is not permitted to require that rights be assigned to it.

                  I will, during my employment and at any time thereafter, at the request and cost of the Company, promptly sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

                  (a) to apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks or other analogous protection relating to a Development in any country throughout the world and when so obtained or vested to renew and restore the same; and

                  (b) to defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceedings or petitions or applications for revocation of such letters patent, copyright, trademark or other analogous protection.

                  In the event the Company is unable, after reasonable effort, to secure my signature on any application for letters patent, copyright or trademark registration or other documents regarding any legal protection relating to a Development, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by me.

                  3. I agree that any breach of this Agreement by me may cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder.

                  4. I understand that this Agreement does not create an obligation on the Company or any other person or entity to continue my employment.

                  5. I represent that the Developments identified in the pages, if any, attached hereto comprise all the unpatented and unregistered copyrightable Developments which I have made, conceived or created prior to my employment by the Company, which Developments are excluded from this Agreement. I understand that it is only necessary to list the title and purpose of such Developments but not details thereof.

                  I further represent that my performance of all of the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

                  6. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

                  7. I hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

                  8. My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

                  9. The term "Company" means Predict It, Inc. and, for purposes of Section 1, shall also mean and include any of its subsidiaries, subdivisions or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

                  10. I understand that provisions of this Agreement will not be deemed to have been violated in the event I participate in, or become an employee of, any affiliate of the Company and I am reasonably required in connection with my involvement with such affiliate to use or disclose trade secrets or confidential information of the Company protected under this Agreement.

                  11. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding only its conflicts of laws principles.


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


                  IN WITNESS WHEREOF, the undersigned has executed this Non-Disclosure and Developments Agreement as of May __, 1999.

                             Name: Andrew P. Merkatz

                             Address:


                             ------------------------------------------
                                             Signature


                                       B-4